SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  The Board of Directors of USA Technologies, Inc. (the “Company”), has appointed Maeve McKenna Duska, age 44, as  Executive Vice President and Chief Marketing Officer of the Company, effective November 22, 2019. Ms. Duska has been employed by the Company since 2009 in a variety of marketing and sales positions. Since January 2019, Ms. Duska has served as Vice President-Group Manager of Marketing, and prior thereto and since October 2017, served as Senior Vice President of Marketing and Strategic Development. Prior thereto and since 2016, Ms. Duska served as Senior Vice President of Sales and Marketing, and prior thereto and since 2015, served as Senior Vice President of Marketing. Ms. Duska will be responsible for leading the marketing efforts of the Company and related support activities, and will report to the interim Chief Executive Officer of the Company.

Ms. Duska will receive an annual base salary of $280,000 and participate in the short-term incentive bonus plan and long-term incentive stock plan established for the executive officers of the Company. If all of Ms. Duska’s target goals are achieved under the short-term incentive plan, she would earn a cash bonus equal to100% of her base salary, and if all the target goals are achieved under the long-term incentive stock plan, Ms. Duska would be awarded shares of common stock having a value equal to 40% of her base salary.

On November 22, 2019, Ms. Duska was awarded 7,500 shares of common stock which would vest as follows: one-third on November 22, 2020; one-third on November 22, 2021; and one-third on November 22, 2022. On November 22, 2019, she was also granted incentive stock options to purchase up to 7,500 shares of common stock, exercisable at $6.28 per share. The stock options would vest as follows: one-third on November 22, 2020; one-third on November 22, 2021; and one-third on November 22, 2022.

There is no arrangement or understanding with any other person pursuant to which Ms. Duska was appointed as the Executive Vice President and Chief Marketing Officer, and there are no family relationships between Ms. Duska and any director or executive officer of the Company. Additionally, there are no transactions involving Ms. Duska that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2019	USA TECHNOLOGIES, INC.

	By:	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.,
Interim Chief Executive Officer and
Executive Chairman